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                                      FORM

                                       OF

                    TRANSFER AGENCY AND REGISTRAR AGREEMENT


         AGREEMENT, dated as of ____________________, between ________________,
(the "Fund"), a business trust organized under the laws of Massachusetts and having its principal place of business at One Tower Square, Hartford, Connecticut, and FIRST DATA INVESTOR SERVICES GROUP, INC. (MA) (the "Transfer Agent"), a Massachusetts corporation with principal offices at One Exchange Place, 53 State Street, Boston, Massachusetts 02109.

                              W I T N E S S E T H


         That for and in consideration of the mutual covenants and promises hereinafter set forth, the Fund and the Transfer Agent agree as follows:

         1. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                 (a) "Articles of Incorporation" shall mean the Articles of Incorporation, Declaration of Trust, Partnership Agreement, or similar organizational document as the case may be, of the Fund as the same may be amended from time to time.

                 (b) "Authorized person" shall be deemed to include any person, whether or not such person is an officer or employee of the Fund, duly authorized to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in a certificate furnished to the Transfer Agent pursuant to
Section 4(c) hereof as may be received by the Transfer Agent from time to time.

                 (c) "Board of Directors" shall mean the Board of Directors, Board of Trustees or, if the Fund is a limited partnership, the General Partner(s) of the Fund, as the case may be.

                 (d) "Commission" shall mean the Securities and Exchange Commission.

                 (e) "Custodian" refers to any custodian or subcustodian of securities and other property which the Fund may from time to time deposit, or cause to be deposited or held under the name or account of such a custodian pursuant to a Custodian Agreement.

                 (f) "Fund" shall mean the entity executing this Agreement, and if it is a series fund, as such term is used in the 1940 Act, such term shall mean each series of the Fund hereafter created, except that appropriate documentation with respect to each series must be presented to the Transfer Agent before this Agreement shall become effective with respect to each such series.
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                 (g)      "1940 Act" shall mean the Investment Company Act of
1940.

                 (h) "Oral Instructions" shall mean instructions, other than Written Instructions, actually received by the Transfer Agent from a person reasonably believed by the Transfer Agent to be an Authorized Person;

                 (i) "Prospectus" shall mean the most recently dated Fund Prospectus and Statement of Additional Information, including any supplements thereto if any, which has become effective under the Securities Act of 1933 and the 1940 Act.

                 (j) "Shares" refers collectively to such shares of capital stock, beneficial interest or limited partnership interests, as the case may be, of the Fund as may be issued from time to time and, if the Fund is a closed-end or a series fund, as such terms are used in the 1940 Act any other classes or series of stock, shares of beneficial interest or limited partnership interests that may be issued from time to time.

                 (k) "Shareholder" shall mean a holder of shares of capital stock, beneficial interest or any other class or series, and also refers to partners of limited partnerships.

                 (l) "Written Instructions" shall mean a written communication signed by a person reasonably believed by the Transfer Agent to be an Authorized Person and actually received by the Transfer Agent. Written Instructions shall include manually executed originals and authorized electronic transmissions, including telefacsimile of a manually executed original or other process.

         2. Appointment of the Transfer Agent. The Fund hereby appoints and constitutes the Transfer Agent or transfer agent, registrar and dividend disbursing agent for Shares of the Fund and as shareholder servicing agent for the Fund. The Transfer Agent accepts such appointments and agrees to perform the duties hereinafter set forth.

         3.      Compensation.

                 (a) The Fund will compensate or cause the Transfer Agent to be compensated for the performance of its obligations hereunder in accordance with the fees set forth in the written schedule of fees annexed hereto as Schedule A and incorporated herein. The Transfer Agent will transmit an invoice to the Fund as soon as practicable after the end of each calendar month which will be detailed in accordance with Schedule A, and the Fund will pay to the Transfer Agent the amount of such invoice within thirty (30) days after the Fund's receipt of the invoice.

                          In addition, the fund agrees to pay, and will be
billed separately for, reasonable out-of-pocket expenses incurred by the Transfer Agent in the performance of its duties hereunder. Out-of-pocket expenses shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule B and incorporated herein. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by the Transfer Agent in the performance of its obligations hereunder.
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Reimbursement by the Fund for expenses incurred by the Transfer Agent in any month shall be made as soon as practicable but no later than 15 days after the receipt of an itemized bill from the Transfer Agent.

                 (b) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule A, a revised fee schedule executed and dated by the parties hereto.

         4. Documents. In connection with the appointment of the Transfer Agent the Fund shall deliver or cause to be delivered to the Transfer Agent the following documents on or before the date this Agreement goes into effect, but in any case within a reasonable period of time for the Transfer Agent to prepare to perform its duties hereunder.

                 (a) If applicable, specimens of the certificates for Shares of the Fund;

                 (b) All account application forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Fund;

                 (c) A signature card bearing the signatures of any officer of the Fund or other Authorized Person who will sign Written Instructions or is authorized to give Oral Instructions.

                 (d) A certified copy of the Articles of Incorporation, as amended;

                 (e) A certified copy of the By-laws of the Fund, as amended;

                 (f) A copy of the resolution of the Board of Directors authorizing the execution and delivery of this Agreement;

                 (g) A certified list of Shareholders of the Fund with the name, address and taxpayer identification number of each Shareholder, and the number of Shares of the Fund held by each, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stop transfer orders have been placed, together with the reasons therefore, and the number of Shares redeemed by the Fund; and

                 (h) An opinion of counsel for the Fund with respect to the validity of the Shares and the status of such Shares under the Securities Act of 1933, as amended.

         (5) Further Documentation. The Fund will also furnish the Transfer Agent with copies of the following documents promptly after the same shall become available:

                 (a) each resolution of the Board of Directors authorizing the issuance of Shares;

                 (b) any registration statements filed on behalf of the Fund and all pre-effective and post-effective amendments thereto filed with the Commission;
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                                       4

                 (c) a certified copy of each amendment to the Articles of Incorporation or the By-laws of the Fund;

                 (d) certified copies of each resolution of the Board of Directors or other authorization designating Authorized Persons; and

                 (e) such other certificates, documents or opinions as the Transfer Agent may reasonably request in connection with the performance of its duties hereunder.

         6. Representations of the Fund. The Fund represents to the Transfer agent that all outstanding Shares are validly issued, fully paid and non-assessable. When Shares are hereafter issued in accordance with the terms of the Fund's Articles of Incorporation and its Prospectus, such Shares shall be validly issued, fully paid and non-assessable.

         7. Distributions Payable in Shares. In the event that the Board of Directors of the Fund shall declare a distribution payable in Shares, the Fund shall deliver or cause to be delivered to the Transfer Agent written notice of such declaration signed on behalf of the Fund by an officer thereof, upon which the Transfer Agent shall be entitled to rely for all purposes, certifying (i) the identity of the Shares involved, (ii) the number of Shares involved, and (iii) that all appropriate action has been taken.

         8. Duties of the Transfer Agent. The Transfer Agent shall be responsible for administering and/or performing those functions typically performed by a transfer agent; for acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares in accordance with the terms of the Prospectus and applicable law. The operating standards and procedures to be followed shall be determined from time to time by agreement between the Fund and the Transfer Agent and shall initially be as described in Schedule C attached hereto. In addition, the Fund shall deliver to the Transfer Agent all notices issued by the Fund with respect to the Shares in accordance with and pursuant to the Articles of Incorporation or By-laws of the Fund or as required by law and shall perform such other specific duties as are set forth in the Articles of Incorporation including the giving of notice of any special or annual meetings of shareholders and any other notices required thereby.

         9. Record Keeping and Other Information. The Transfer Agent shall create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule C in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act. All records shall be available during regular business hours for inspection and use by the Fund. Where applicable, such records shall be maintained by the Transfer Agent for the periods and in the places required by Rule 31a-2 under the 1940 Act.

         Upon reasonable notice by the Fund, the Transfer Agent shall make available during regular business hours such of its facilities and premises employed in connection with the performance of its duties under this Agreement for reasonable visitation by the Fund, or any
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person retained by the Fund as may be necessary for the Fund to evaluate the quality of the services performed by the Transfer Agent pursuant hereto.

         10. Other Duties. In addition to the duties set forth in Schedule C, the Transfer Agent shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Fund and the Transfer Agent. The compensation for such other duties and functions shall be reflected in a written amendment to Schedule A or B and the duties and functions shall be reflected in an amendment to Schedule C, both dated and signed by authorized persons of the parties hereto.

         11.     Reliance by Transfer Agent; Instructions.

                 (a) The Transfer Agent will have no liability when acting upon Written or Oral Instructions believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Fund pursuant to Section 4(c). The Transfer Agent will also have no liability when processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Fund and the proper countersignature of the Transfer Agent.

                 (b) At any time, the Transfer Agent may apply to any authorized Person of the Fund for Written Instructions and may seek advice from legal counsel for the Fund, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Fund or for the Transfer Agent. Written Instructions requested by the Transfer Agent will be provided by the Fund within a reasonable period of time. In addition, the Transfer Agent, its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Fund only if said representative is an Authorized Person. The Fund agrees that all Oral Instructions shall be followed within one business day by confirming Written Instructions, and that the Fund's failure to so confirm shall not impair in any respect the Transfer Agent's right to rely on Oral Instructions. The Transfer Agent shall have no duty or obligation to inquire into, nor shall the Transfer Agent be responsible for, the legality of any act done by it upon the request or direction of a person reasonably believed by the Transfer Agent to be an Authorized Person.

                 (c) Notwithstanding any of the foregoing provisions of this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor;
(ii) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor; (iii) the legality of the declaration of any dividend by the Board of Directors, or the legality of the issuance of any Shares in payment of any dividend; or (iv) the legality of any recapitalization or readjustment of the Shares.

         12. Acts of God, etc. The Transfer Agent will not be liable or responsible for delays or errors by acts of God or by reason of circumstances beyond its control, including acts of civil
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or military authority, national emergencies, labor difficulties, mechanical breakdown, insurrection, war, riots, or failure or unavailability of transportation, communication or power supply, fire, flood or other catastrophe.

         13. Duty of Care and Indemnification. Each party hereto (the "Indemnifying Party") will indemnify the other party (the "Indemnified Party") against and hold it harmless from any and all losses, claims, damages, liabilities or expenses of any sort or kind (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit or other proceeding (a "Claim") unless such Claim has resulted from a negligent failure to act or omission to act or bad faith of the Indemnified Party in the performance of its duties hereunder. In addition, the Fund will indemnify the Transfer Agent against and hold it harmless from any Claim, damages, liabilities or expenses (including reasonable counsel fees) that is a result of: (i) any action taken in accordance with Written or Oral Instructions, or any other instructions, or share certificates reasonably believed by the Transfer Agent to be genuine and to be signed, countersigned or executed, or orally communicated by an Authorized Person; (ii) any action taken in accordance with written or oral advice reasonably believed by the Transfer Agent to have been given by counsel for the Fund or its own counsel; or (iii) any action taken as a result of any error or omission in any record (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) delivered, or caused to be delivered by the Fund to the Transfer Agent in connection with this Agreement.

         In any case in which the Indemnifying Party may be asked to indemnify or hold the Indemnified Party harmless, the Indemnifying Party shall be advised of all pertinent facts concerning the situation in question. The Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Indemnifying Party although the failure to do so shall not prevent recovery by the Indemnified Party. The Indemnifying Party shall have the option to defend the Indemnified Party against any Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Claim. The Indemnified Party will not confess any Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent. The obligations of the parties hereto under this Section shall survive the termination of this Agreement.

         14. Consequential Damages. In no event and under no circumstances shall either party under this Agreement be liable to the other party for indirect loss of profits, reputation or business or any other party for indirect loss of profits, reputation or business or any other special damages under any provision of this Agreement or for any act or failure to act hereunder.

         15.     Term and Termination.

                 (a) This Agreement shall be effective on the date first written above and shall continue until ________________, and thereafter shall automatically continue for successive
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                                       7

annual periods ending on the anniversary of the date first written above, provided that it may be terminated by either party upon written notice given at least 60 days prior to termination.

                 (b) In the event a termination notice is given by the Fund, it shall be accompanied by a resolution of the board of Directors, certified by the Secretary of the Fund, designating a successor transfer agent or transfer agents. Upon such termination and at the expense of the Fund, the Transfer Agent will deliver to such successor a certified list of shareholders of the Fund (with names and addresses), and all other relevant books, records, correspondence and other Fund records or data in the possession of the Transfer Agent, and the Transfer Agent will cooperate with the Fund and any successor transfer agent or agents in the substitution process.

         16. Confidentiality. Both parties hereto agree that any non public information obtained hereunder concerning the other party is confidential and may not be disclosed to any other person without the consent of the other party, except as may be required by applicable law or at the request of the Commission or other governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision.

         17. Amendment. This Agreement may only be amended or modified by a written instrument executed by both parties.

         18. Subcontracting. The Fund agrees that the Transfer Agent may, in its discretion, subcontract for certain of the services described under this Agreement or the Schedules hereto; provided that the appointment of any such Transfer Agent shall not relieve the Transfer Agent of its responsibilities hereunder.

         19.     Miscellaneous.

                 (a) Notices. Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Transfer Agent, shall be sufficiently give if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                 To the Fund:


                 ----------------------------------
                 ----------------------------------
                 ----------------------------------
                 Attention:
                           ------------------------
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                 To the Transfer Agent

                 First Data Investor Services Group, Inc.
                 One Exchange Place
                 53 State Street
                 Boston, Massachusetts 02109
                 Attention:       Robert F. Radin, President

                 with a copy to TSSG Counsel

                 (b) Successors. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns, provided, however, that this Agreement shall not be assigned to any person other than a person controlling, controlled by or under common control with the assignor without the written consent of the other party, which consent shall not be unreasonably withheld.

                 (c) Governing Law. This Agreement shall be governed exclusively by the laws of the State of New York without reference to the choice of law provisions thereof. Each party hereto hereby agrees that (i) the Supreme Court of New York sitting in New York County shall have exclusive jurisdiction over any and all disputes arising hereunder; (ii) hereby consents to the personal jurisdiction of such court over the parties hereto, hereby waiving any defense of lack of personal jurisdiction; and (iii) appoints the person to whom notices hereunder are to be sent as agent for service of process.

                 (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

                 (e) Captions. The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                 (f) Use of Transfer Agent's Name. The Fund shall not use the name of the Transfer Agent in any Prospectus, Statement of Additional Information, shareholders' report, sales literature or other material relating to the Fund in a manner not approved prior thereto in writing; provided, that the Transfer Agent need only receive notice of all reasonable uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by any government agency or applicable law or rule. Notwithstanding the foregoing, any reference to the Transfer Agent shall include a statement to the effect that it is a wholly owned subsidiary of First Data Corporation.

                 (g) Use of Fund's Name. The Transfer Agent shall not use the name of the Fund or material relating to the Fund on any documents or forms for other than internal use in a manner not approved prior thereto in writing; provided, that the Fund need only receive notice of all reasonable uses of its name which merely refer in accurate terms to the appointment of the Transfer Agent or which are required by any government agency or applicable law or rule.
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                                       9

                 (h) Independent Contractors. The parties agree that they are independent contractors and not partners or co-venturers.

                 (i) Entire Agreement; Severability. This Agreement and the Schedules attached hereto constitute the entire agreement of the parties hereto relating to the matters covered hereby and supersede any previous agreements. If any provision is held to be illegal, unenforceable or invalid for any reason, the remaining provisions shall not be affected or impaired thereby.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                                  [FUND]

                                  By:
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                                  Title:
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                                  FIRST DATA INVESTOR SERVICES
                                      GROUP, INC.

                                  By:
                                     ---------------------------------------
                                  Title:
                                        ------------------------------------